EXHIBIT 10.4

                             FIRST AMENDMENT TO THE
                              CHS ELECTRONICS, INC.
                 1996 CHIEF EXECUTIVE OFFICER STOCK OPTION PLAN

         THIS FIRST AMENDMENT, made as of this 1st day of July, 1999 by CHS ELECTRONICS, INC. (hereinafter called the "Employer");

                              W I T N E S S E T H:

         WHEREAS, the Employer did establish the CHS Electronics, Inc. 1996 Chief Executive Officer Stock Option Plan (the "1996 Plan") for the purpose of providing an additional incentive to Claudio Osorio, the Employer's Chief Executive Officer, to pursue future acquisitions on behalf of the Employer; and

         WHEREAS, the Employer reserved the right to amend said 1996 Plan;

         NOW, THEREFORE, the 1996 Plan shall be amended as follows, effective as of July 1, 1999:

         1. A new Section 15 is hereby added to the 1996 Plan to read as follows:

         "15. TRANSFERABILITY OF OPTIONS. Unless (a) (i) the Board's prior written consent is obtained, and (ii) the transaction does not violate the requirements of Rule 16b-3 promulgated under the Exchange Act, or
         (b) the transfer is by Osorio by will or the laws of decent and distribution, no Option shall be subject to alienation, assignment, pledge, charge or other transfer, and any attempt to make any prohibited transfer shall be void."

         2. In all other respects, the 1996 Plan shall remain unchanged by this Amendment.

         IN WITNESS WHEREOF, the Employer has caused this instrument to be executed the day and year first above written.

                              CHS ELECTRONICS, INC.

                              By: /s/ ANTONIO BOCCALANDO
                                 ---------------------------------------
                                 Antonio Boccalando, Secretary

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